Exhibit 10.1

Addendum No. 1 to Executive Employment Agreement

(Sam Lai)

This Addendum No. 1 to Executive Employment Agreement (the “Agreement”) dated as of January 20, 2022 (the “Addendum Date”) is entered into by and between Hour Loop, Inc., a Delaware corporation (the “Company”) and Sam Lai (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of May 27, 2021 (the “Agreement”) and the Agreement requires that, for fiscal years following the Company’s 2021 fiscal year, the bonus targets and future bonus plans shall be determined by the Board (as defined in the Agreement) and communicated to Executive, and shall be memorialized in writing by an addendum to the Agreement executed by Executive and an authorized officer of the Company; and

WHEREAS, the Parties now desire to satisfy such conditions;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	Target Bonus.

(a)	The Board has determined, and the Parties hereby agree, that for the Company’s 2022 fiscal year, Executive’s bonus targets and payments shall be as follows:

(i)	If the Company grows its net profits (excluding taxes) to at least $7,000,000 during the 2022 fiscal year, Executive will receive a bonus equal to 50% of Base Salary.

(ii)	If the Company grows its net profits (excluding taxes) to at least $8,500,000 during the 2022 fiscal year, Executive will receive a bonus equal to 100% of Base Salary.

(b)	The satisfaction of the conditions set forth in Section 1(a)(i) and Section 1(a)(ii) shall be determined following the end of the 2022 fiscal year, and, for the avoidance of doubt, only one of the bonus amounts, if at all, as set forth in Section 1(a)(i) and Section 1(a)(ii) shall be payable.

2.	Miscellaneous. This Addendum shall constitute a part of, and shall be deemed included in, the Agreement, and the Agreement and this Addendum shall be interpreted and enforced as one combined agreement. Other than as addended herein, the Agreement shall remain in full force and effect. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Addendum as of the Addendum Date.

Hour Loop, Inc.

By:	/s/ Sau Kuen Yu
Name:	Sau Kuen Yu
Title:	Senior Vice President

Executive: Sam Lai

By:	/s/ Sam Lai
Name:	Sam Lai

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